AS FILED WITH THE SECURITIES AND EXCHANGE
                         COMMISSION ON JANUARY 11, 2007

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              GETPOKERRAKEBACK.COM
                          ---------------------------
                 (Name of Small Business Issuer in its charter)


                       NEVADA                                              7999                                  PENDING
                    -------------                               ---------------------------                  ----------------
  (State or other jurisdiction of incorporation or      (Primary Standard Industrial Classification          (I.R.S. Employer
                    organization)                                      Code Number)                       Identification Number)


GETPOKERRAKEBACK.COM
STEVENN GOERTZ
1805-1288 WEST CORDOVA STREET           EMPIRE STOCK TRANSFER INC.
VANCOUVER, BRITISH COLUMBIA             2470 ST. ROSE PARKWAY, SUITE 304
CANADA V6C 3R3                          HENDERSON, NEVADA 89074
(403) 618-1370                          (702) 818-5898
------------------------------          --------------------------------
(Address and Telephone Number of        (Name, Address and Telephone
Principal Executive Offices)             Number of Agent for Service)

Approximate date of
Proposed sale to the public:            as soon as practicable after
                                        the effective date of this
                                        Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|


  TITLE OF EACH CLASS OF          AMOUNT TO BE       PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
SECURITIES TO BE REGISTERED        REGISTERED         OFFERING PRICE      AGGREGATE OFFERING REGISTRATION FEE (2)
                                                      PER SHARE (1)             PRICE
Common Stock                    2,125,000 shares          $0.05                $106,250             $11.37

(1) This price was arbitrarily determined by getpokerrakeback.com.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, Dated January 11, 2007

                                   PROSPECTUS
                                2,125,000 SHARES
                              GETPOKERRAKEBACK.COM
                                  COMMON STOCK
                               -----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange.

                               -----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6-10.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The expenses of the offering, estimated at $13,511, will be paid by us.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

                The date of this prospectus is: January 11, 2007


You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information that is different.

                               Table Of Contents

							    PAGE
Summary .........................................................5
Risk Factors.....................................................6
Special Note about Forward-looking statements...................10
Use of Proceeds ................................................11
Determination of Offering Price ................................11
Dilution........................................................11
Selling Shareholders ...........................................11
Plan of Distribution ...........................................16
Legal Proceedings ..............................................17
Directors, Executive Officers, Promoters and Control Persons....17
Security Ownership of Certain Beneficial Owners and Management..18
Description of Securities ......................................19
Interest of Named Experts and Counsel ..........................20
Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities.....................................20
Organization Within Last Five Years ............................20
Description of Business ........................................20
Plan of Operations .............................................24
Description of Property ........................................28
Certain Relationships and Related Transactions .................28
Market for Common Equity and Related Stockholder Matters .......28
Executive Compensation .........................................30
Financial Statements ...........................................31
Changes in and Disagreements with Accountants ..................41
Available Information ..........................................41

                                    SUMMARY

Prospective investors are urged to read this prospectus in its entirety.

We commenced business by developing and launching our web site, getpokerrakeback.com, on which we offer "rake backs" to online poker players. Online poker rooms retain a percentage of the pot, which is called the rake. Rake backs are a poker loyalty program that rewards players for playing online poker at a specific online poker room. Online poker rooms generate revenue by retaining a percentage of the total amount waged on each hand of poker which is called the pot. With rake backs a portion of the rake is returned to a player.


Rake backs are possible with online poker rooms because the costs of running online rooms are significantly lower than running a brick and mortar poker room. Online poker rooms still retain the rake, like a brick and mortar poker room would, but they can afford to pay some of it back in exchange for player loyalty and because of the cost savings associated with operating online. While a handful of online poker rooms pay rake back directly to players, the majority of rake backs are done through web sites affiliated with online poker rooms. In order to earn rake backs, a player must sign up for a new player account at a participating poker room by clicking through a link from the affiliate web site.
  Once a player has signed up through an affiliate web site link, the online poker room tracks his or her play and pays back a certain percentage of the rake the player generates to the affiliate. Then, according to the terms agreed to when signing up for an account, the affiliate returns part of that money to the player. Our web site, getpokerrakebacks.com, is such an affiliated site and has rake back agreements with six online poker rooms.

We were incorporated on June 5, 2006 under the laws of the State of Nevada. Our principal offices are located at 1805-1288 West Cordova Street, Vancouver, British, Columbia, Canada, V6C 3R3. Our telephone number is (403) 618-1370.

THE OFFERING

Securities Being Offered        Up to 2,125,000 shares of common stock.

Initial Offering Price          The selling shareholders will sell our shares at
                                $0.05 per share until  our shares are quoted on
                                the OTCBB, and thereafter  at  prevailing market
                                prices  or,  privately negotiated  prices.  This
                                price     was    arbitrary     determined     by
                                getpokerrakeback.com.

Terms of the Offering           The selling shareholders will determine when and
                                how they will sell the common stock offered in this prospectus.

Termination of the Offering     The offering  will  conclude  when  all  of  the
                                2,125,000  shares of common stock have been sold
                                or  we,  in  our   sole  discretion,  decide  to
                                terminate the registration of the shares. We may
                                decide to terminate the registration if it is no
                                longer necessary due  to  the  operation  of the
                                resale  provisions of Rule 144 promulgated under
                                the  Securities   Act   of  1933.  We  may  also
                                terminate the offering for no given reason whatsoever.

Risk Factors                    The securities offered hereby involve a high
                                degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors."

Common Stock Issued
Before Offering                 4,625,000 shares of our common stock are issued
                                and outstanding as of the date of this
                                prospectus.

Common Stock Issued
After Offering                  4,625,000.

Use of Proceeds                 We will not receive any proceeds from the sale
                                of the common stock by the selling shareholders.

                         SUMMARY FINANCIAL INFORMATION

Balance Sheet Data                      August 31, 2006
                                        (audited)

Cash                                    $22,953
Total Assets                            $22,953
Liabilities
Total Stockholders' Equity              $19,453

Statement of Loss and Deficit

                                        From Incorporation on
                                        June 5, 2006 to August 31, 2006
                                                      (audited)

Revenue                                 $0
Net Loss                                $5,547

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

RISKS RELATED TO OUR BUSINESS

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our business plan calls for ongoing expenses in connection with the marketing and promotion of our web site. We have generated minimal revenues from operations to date.

We expect to incur approximately $5,000 per month in marketing, promotion and administrative expenses. At this rate, we expect that we will only be able to continue operations for approximately four months without additional funding. We anticipate that these funds will be used for marketing, promotion, general administrative expenses and costs relating to the filing of our registration statement.

We may not be able implement our business plan without obtaining additional financing. If this financing is not available or obtainable, investors may lose a substantial portion or all of their investment. If adequate funds are not available to satisfy our immediate or intermediate capital requirements, we will limit our operations significantly. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all. The most likely source of future funds presently available to us is through the sale of additional shares of common stock, which could result in dilution to existing shareholders.

BECAUSE  WE HAVE  NO  OPERATING  HISTORY,  IT  MAKES  EVALUATING  OUR  BUSINESS
DIFFICULT.

We were incorporated on June 5, 2006 and to date have been involved primarily in organizational and development and initial operating activities. We have earned minimal revenues as of the date of this Prospectus and have incurred total losses of $5,547 from our incorporation to August 31, 2006.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to our lack of operating history. To date, our business development activities have consisted of organizational and development and initial operating activities. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

In addition, there is no guarantee that our business operations will be profitable even if we do generate significant revenues, if ever.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our business condition, as indicated in our independent accountant's audit report, raises substantial doubt as to our continuance as a going concern. To date, we have completed only part of our business plan and we can provide no assurance that we will be able to generate enough revenue to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business.

WE WILL FACE INTENSE COMPETITION FROM LARGER, MORE ESTABLISHED COMPANIES, AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY

The competition to attract online poker players is intense with respect to rake back percentages, variety of online poker rooms offered and attracting players to website where they can sign up for rake backs. We have many competitors that have substantially greater financial and other resources, established market share and name recognition. There is no assurance that we will be able to compete successfully with our competitors.

IF WE ARE UNABLE TO ATTRACT A SIGNIFICANT NUMBER OF ONLINE POKER PLAYERS, OUR BUSINESS WILL FAIL.

The success of our business requires that we attract a significant number of online poker players. If we are unable to attract a significant number of online poker players, our business will fail. To date, we have not attracted a significant number of online poker players.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF OUR PRESIDENT, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

We depend on the services of our president, Mr. Stevenn Goertz. Our success depends on the decisions made by Mr. Goertz. The loss of the services of Mr. Goertz could have an adverse effect on our business, financial condition and results of operations. There is no assurance that Mr. Goertz will not leave us or compete against us in the future, as we presently have no employment agreement with Mr. Goertz. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of Mr. Goertz could have a material adverse effect on our operating results and financial condition.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

WE MAY BE EXPOSED TO POTENTIAL RISKS RESULTING FROM NEW REQUIREMENTS UNDER
SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending August 31, 2008, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2007. Furthermore, our Independent Registered Public Accounting Firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of August 31, 2009. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN THE ONLINE COMMERCE BUSINESS, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our president Mr. Steven Goertz does not have any technical training or experience in online commerce or in business in general. In addition, we do not have any employees with online commerce or business experience. As a result, we may not be able to recognize and take advantage of trends in online poker, we may not be able to accurately predict online poker player preferences and we may not be able to attract players or establish business relationships with online poker rooms. As well, our presidents' decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF ONLINE GAMING REGULATIONS NEGATIVELY IMPACT OUR OPERATIONS, OUR BUSINESS MAY FAIL.

There is uncertainty as to the legality of online gaming in many countries. In several countries where online gaming is illegal, including the United States, companies in the gaming business rely on the apparent unwillingness or inability of regulators generally to bring actions against businesses and persons with no physical presence in the country concerned. However, authorities in certain jurisdictions have taken indirect steps to restrict online gaming by seeking to prevent or deter payment processors, media providers and other suppliers from transacting with online gaming businesses. The application or enforcement of existing gaming laws or regulations, a change in sentiment by regulatory authorities or the enactment of new legislation prohibiting or restricting online gaming (or services used by online gaming businesses) could severely and adversely impact our proposed business and financial position. The Company does engage any online gaming activities and consequently these laws do not apply to the Company. These laws may impact online gaming sites to which the Company is affiliated and any negative impact on affiliated online gaming companies will have a negative impact on the Company.

RISKS RELATING TO OUR COMMON STOCK

BECAUSE OUR PRESIDENT OWNS 54.05% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Steven Goertz, our President and Director, owns approximately 54.05% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and a change in control. The interests of Mr. Steven Goertz may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCES THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN IF QUOTED, IT IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

Currently, our stock is not listed on any public market, exchange, or quotation system. Although we are taking steps to have our common stock publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the OTCBB, or, if traded, a public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their stock. If our common stock is not quoted on the OTCBB or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased, rendering their shares effectively worthless and resulting in a complete loss of their investment.

We are planning to identify a market maker to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker's application will be accepted by the NASD. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of our company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

BECAUSE WE WILL BE SUBJECT TO "PENNY STOCK" RULES ONCE OUR SHARES ARE QUOTED ON THE OTCBB, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements (as such term is defined in
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as "likely," "will," "suggests," "target," "may," "would," "could," "anticipate," "believe," "estimate," "expect," "intend," "plan,"

"predict," and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We undertake no obligation to update forward-looking statements.

                                USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                        DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

                                DIVIDEND POLICY

We have not paid any dividends on our common stock. We currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no market for our securities, including our common stock being offered herein, and there has never been a market for our common stock. As of January 11, 2007, there were 31 record holders of stock of our common stock.

There are currently no outstanding warrants for the purchase of shares of common stock and no shares of common stock reserved under any employee stock option plans. As of January 11, 2007, 4,625,000 shares of common stock are issued and outstanding, including the 2,125,000 shares of common stock which have been registered for resale in this prospectus. There are currently no shares of common stock or common stock equivalents which can be resold in the public market in reliance upon the safe harbor provisions of Rule 144.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

We have undertaken, but are not contractually obligated to register for resale shares of common stock by the selling shareholders listed below. The selling shareholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling shareholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling shareholders and we have not independently verified this information. The selling shareholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, none of the selling shareholders has held any position or office with us, nor are any of the selling shareholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer. In addition, the selling stockholders purchased the stock from us in the ordinary course of business. As the time of the purchase of the stock to be resold, none of the selling shareholders had any agreements or understandings with us, directly or indirectly, with any person to distribute the stock.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering" column assumes the sale of all shares offered.

As explained below under "Plan of Distribution," we have agreed with the selling shareholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

NAME OF SELLING  	SHARES         TOTAL NUMBER OF SHARES TO BE    TOTAL SHARES TO BE BENEFICIALLY  PERCENTAGE OF SHARES BENEFICIALLY
STOCKHOLDER      	BENEFICIALLY   OFFERED FOR SELLING             OWNED UPON COMPLETION OF THIS    OWNED UPON COMPLETION OF THIS
                 	OWNED PRIOR TO SHAREHOLDERS ACCOUNT            OFFERING                         OFFERING
                 	THIS OFFERING
                 (1)

Robin Bacsfalvi  	250,000		250,000                         -0-                              -0-
209-919 Station St,
Vancouver, BC,
Canada

Scott MacCormac  	250,000        250,000                         	-0-                              -0-
4012 Slocan St,
Vancouver, BC,
Canada

Carlson Yeung    	250,000        250,000                         	-0-                              -0-
9138 Hazelnut Pl,
Burnaby, BC,
Canada

Ryan Cheung      	250,000        250,000                         	-0-                              -0-
302-1188 Quebec St,
Vancouver, BC
Canada

David Goertz     	250,000        250,000                        	-0-                              -0-
1519 MacLeay Cres,
Kelowna, BC
Canada

Morris Grant     	25,000         25,000                         	-0-                              -0-
4-2213 Waddington Cres,
Kelowna, BC
Canada

Jessie Graham    	25,000         25,000                         	-0-                              -0-
4-2213 Waddington Cres,
Kelowna, BC
Canada

Jamie Soo        	25,000         25,000                         	-0-                              -0-
650 Newdale Road,
West Vancouver, BC
Canada


Jessica Furgeson 	25,000		25,000 				-0- 				-0-
14004 82 Avenue
Edmonton, Alberta
Canada

Claudette Stroeder 	25,000 		25,000 				-0- 				-0-
4322 Hazell Road,
Kelowna, BC
Canada

Justin Sevedia        	25,000 		25,000 				-0- 				-0-
2195 Lilooet Crescent,
Kelowna, BC
Canada

Lucas Riedl		25,000 		25,000 				-0- 				-0-
2-232 East 3rd Street,
North Vancouver, BC
Canada

Rick Ponich		25,000 		25,000 				-0- 				-0-
1065 Paret Crescent,
Kelowna, BC
Canada

William Stuart		25,000 		25,000 				-0- 				-0-
2303-3178 Via Conrale,
Kelowna, BC
Canada

Corrine Proctor		25,000 		25,000 				-0- 				-0-
406-450 Dallas Road,
Victoria, BC
Canada

Daniel Sukut		25,000 		25,000 				-0- 				-0-
RR  Number 1,
Milo, Alberta
Canada

Peter Irvine		25,000 		25,000 				-0- 				-0-
1414-10 Avenue,
Calgary, Alberta,
Canada

Beth Henschel		25,000 		25,000 				-0- 				-0-
205-2125 West 2nd Ave,
Vancouver, BC
Canada

Charles Eggli		50,000 		50,000 				-0- 				-0-
1523 MacLeary Cres,
Kelowna, BC
Canada

Kathleen Eggli    	50,000 		50,000 				-0- 				-0-
1523 MacLeary Cres,
Kelowna, BC
Canada

Ernest Dorosh		50,000 		50,000 				-0- 				-0-
647 Denali Court,
Kelowna, BC
Canada

Margeret Dorosh		50,000 		50,000 				-0- 				-0-
647 Denali Court,
Kelowna, BC
Canada

Frank Sevedio		50,000 		50,000 				-0- 				-0-
2195 Lillooet Crescent,
Kelowna, BC
Canada

Laurel Servedio		50,000 		50,000 				-0- 				-0-
2195 Lillooet Cres,
Kelowna, BC
Canada

David Gedge 		50,000 		50,000 				-0- 				-0-
1715 Bellelynn Pl,
North Vancouver, BC
Canada

Eric Henschel		50,000 		50,000 				-0- 				-0-
1608-1155 Beach Ave,
Vancouver, BC
Canada

Christina Helsing	50,000 		50,000 				-0- 				-0-
1011 Braeside Street,
West Vancouver, BC
Canada

Barry Hartley         	50,000    	50,000    			-0- 				-0-
16-2281 Argue Street,
Port Coquitlam, BC
Canada

Total                 	2,125,000 	2,125,000 			-0- 				-0-


(1) Unless otherwise indicated, the selling shareholders have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling shareholders.

Our director has the following relationship with a shareholder:

1.    David Goetz is Mr. Steven Goertz's brother;

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

We are in the process of applying to have our shares of common stock registered on the OTCBB. We anticipate that once the shares are trading on the OTCBB or any other market the selling stockholders will sell their shares directly into any such market.

The selling shareholders will initially sell our shares at $0.05 per share until such time as our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions. We do not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1933.

                               LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages and positions as of the date of this prospectus are as follows:

DIRECTORS:

Name of Director        Age
----------------------- -----
Mr. Steven Goertz       25

EXECUTIVE OFFICERS:

Name of Officer         Age             Office
---------------------   -----           -------
Mr. Steven Goertz       25              President, Chief
                                        Executive Officer,
                                        Principal Accounting
                                        Officer, Treasurer,
                                        Secretary and
                                        Director

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our President and Chief Executive Officer.

Mr. Steven R. Goertz, age 25, has acted as our President,  CEO,  CFO,  Treasurer
and  Secretary  and sole Director since our incorporation on June 5, 2006.   Mr.
Goertz will be devoting substantially all of his time to our business.

From September 2004 to November 2006, Mr. Goertz attended the Haskayne School of Business at the University of Calgary, Alberta, Canada, where he studied International Business. From September 2003 to April 2004, Mr. Goertz completed the Bachelor of Commerce Transfer Program at the Bisset School of Business at Okanagan University College. Mr. Steven Goertz was the founder of the Eldorado Wakeboard School, located in Kelowna, BC Canada, and ran operations from May 2000 to August 2003. During this time, Mr. Goertz also competed on the international professional wakeboard tour.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EMPLOYEES

We have no employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title Of Class Name And Address of Beneficial Owner                             Amount Of Beneficial  Percent Of Class
               									Ownership

Common Stock   Mr. Steven Goertz                                                2,500,000              54.05%
               President, Chief
               Executive Officer, Treasurer
               Principal Accounting Officer and Director
               1805-1288 West Cordova Street,
               Vancouver, British Columbia,
               Canada, V6C 3R3

Common Stock   All Officers and Directors as a group that consists of 1 person 2,500,000               54.05%

The percent of class is based on 4,625,000 shares of common stock issued and outstanding as of the date of this prospectus.

                           DESCRIPTION OF SECURITIES
GENERAL

The Company's authorized capital stock consists of 75,000,000 shares of common stock, par value of $0.001 per share.

All of the shares of our authorized capital stock, when issued for such consideration as our board of directors may determine, shall be fully paid and non-assessable.

COMMON STOCK

As of date of this prospectus, there were 4,625,000 shares of our common stock issued and outstanding that is held by 31 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.


TRANSFER AGENT

We do not currently have a transfer agent. We are currently in the process of identifying potential transfer agents and plan to select one prior to going effective.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by LBB & Associates Ltd., LLP, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our sole director and officer is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

                      ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on June 5, 2006 under the laws of the state of Nevada. On that date, Mr. Steven Goertz was appointed as our director. As well, Mr. Goertz was appointed as our president, chief executive officer, secretary and treasurer.

                            DESCRIPTION OF BUSINESS

IN GENERAL

We commenced business by developing and launching our web site, getpokerrakeback.com, on which we offer "rake backs" to online poker players. Rake backs are a poker loyalty program that rewards players for playing online poker at a specific online poker room. Online poker rooms generate revenue by retaining a percentage of the total amount wagered on each hand of poker which is called the pot. Online poker rooms retain a percentage of the pot, which is called the rake. With rake backs, a portion of the rake is returned to a player. Rake backs are possible with online poker rooms because the costs of running online rooms are significantly lower than running a brick and mortar poker room. Online poker rooms still retain the rake, like a brick and mortar poker room would, but they can afford to pay some of it back in exchange for player loyalty and because of the cost savings associated with operating online. While a handful of online poker rooms pay rake backs directly to players, the majority of rake backs are done through web sites affiliated with online poker rooms. In order to earn rake backs a player must sign up for a new player account at a participating poker room by clicking through a link from the affiliate web site.
  Once a player signed up through an affiliate web site link the on line poker room tracks their play and pays back a certain percentage of the rake the player generates to the affiliate. Then, according to the terms agreed to when signing up for an account, the affiliate returns part of that money to the player. Our web site, getpokerrakebacks.com, is such an affiliated site and has rake back agreements with six online poker rooms.


THE ONLINE GAMING INDUSTRY

It is estimated that the global gaming market generated approximately $258.3 billion of revenues in 2005, of which online gaming is estimated to have been approximately $13 billion, or 5.0% of the total. Online gaming has proved to be one of the fastest growing segments of the overall gaming market, having grown at a compound annual growth rate since 1998 of over 50%. Over the next few years, it is estimated that the online gaming sector as a whole will grow at a compound annual growth rate of over 14%, reaching $25.2 billion in revenues by 2010, when it is forecast to represent some 7.7% of the global gaming market. North America is the largest gaming market and its residents are estimated to have accounted for approximately 47% of global gaming revenue in 2005, followed by Europe (28%) and then Asia and the Middle East (16%).

In 2005, it was estimated that there were over 2,400 online gaming websites around the world. The online gaming sector can be subdivided into different segments, with the largest individual segment being online sports betting, which in 2005 was estimated to have represented around 36% of total online gross gaming yield, followed by online casinos (25%) and poker (20%) around the world.

Online poker has a much shorter history and really began to appear in a meaningful way in 1998. Since then, the popularity of poker and the suitability of the internet as a medium for allowing people to play games against each other have combined to deliver strong growth in both the number of people playing online poker and the total amount of revenue captured by the operators. It is estimated that in 2005 there were approximately three million online poker players worldwide and that global online poker players generated revenue in 2005 of $2.6 billion, representing approximately 20% of online gaming. Although smaller than online sports betting and online casinos, online poker has been the fastest growing segment within the online gaming sector in recent years.

Online poker's marketing has been built around three main marketing channels: direct (both online and offline marketing); affiliates (third parties that drive traffic to online poker rooms in return for a fee, such as our web site getpokerrakeback.com) and through the use of bonuses that are offered to attract players to online poker rooms.

(Source of statistical information: Global Gaming and Betting Consultants 2005 report)

POKER RAKE BACKS

Online poker rooms generate revenue by retaining a percentage of the total amount waged on each hand of poker which is called the pot. Most online poker rooms retain 5% of the pot up to a maximum of $3 for each hand of poker played, which is called the rake. The rake is then divided by the number of players at the table to calculate the rake per player. The amount paid to the affiliated web site, the rake back, would be 25% of the rake per player that signed up through that affiliates web site. The affiliated web site would pay 75% of the rake back to the player and retain 25% of the rake back.

As an example, assume a pot of $1,000 from six players with one player having signed up on an affiliated web site. The online poker room would retain 5% of the rake, $50, but this would be limited to the maximum of $3. The rake per player would be $0.50 (calculated as: $3/6 players). The rake back would be $0.125 (calculated as: 25% x $0.50). Of this $0.125 the players would be paid $.09375 (calculated as: 75% x $.125) and the affiliated web site would retain $0.03125 (calculated as $0.125 x 25%).

MARKETING AND PROMOTION

We endeavor to develop a comprehensive marketing and promotion plan to promote our web site. We intend to invest in marketing and promotion and to employ a number of player acquisition strategies. At present, we intend to employ only online marketing and promotion channels, although we may consider and offline marketing channels in the future.

Our planned marketing and promotion strategies to generate new players are as follows:

      - Ownership of key domain names; and
      - Search engine optimization.

Ownership of key domain names

Entering domain names that are intuitively associated with a topic is often the first search technique employed by internet users. In order to be successful in attracting new players who employ this search technique, we have registered the following key domain names that link to our main web site, getpokerrakebacks.com:

   1. getpokerrakeback.com
   2. getpokerrakebacks.com
   3. bestpokerrake.com

Search engine optimization

We intend to engage a firm of Search Engine Optimizers to undertake a search engine optimization (SEO) strategy. Our goal with this strategy is to appear on page one of the search results of Google, MSN and Yahoo. It is our belief that very few internet users follow up on search results beyond the first page of the search engines results and they would generally start a new search rather than following up on subsequent pages of search results, hence the importance of appearing on page one of the search engines results.


SEO is a set of methods aimed at improving the ranking of a website in search engine listings. Search engines display different kinds of listings in the search engine results pages, including: pay per click advertisements, paid inclusion listings, and organic search results. SEO is primarily concerned with advancing the goals of a website by improving the number and position of its organic search results for a wide variety of relevant keywords. SEO strategies may increase both the number and quality of visitors to a web site. Not all sites have identical goals for search optimization. Some sites seek any and all traffic, and may be optimized to rank highly for common search phrases. A broad search optimization strategy can work for a site that has broad interest, such as a periodical or a directory. In contrast, many businesses try to optimize their sites for large numbers of highly specific keywords that indicate readiness to buy. Overly broad search optimization can hinder marketing strategy by generating a large volume of low-quality inquiries that cost money to handle, yet result in little business. Focusing on desirable traffic generates better quality leads. Search engine optimization can be very effective as part of a niche marketing strategy.

COMPLIANCE WITH GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business.

EMPLOYEES

We have no employees as of the date of this prospectus other than our CEO, Mr. Steven Goertz.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

      .      our future operating results;

      .      our business prospects;

      .      our contractual arrangements and relationships with third parties;

      .      the dependence of our future success on the general economy;

      .      our possible financings; and

      .      the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we "believe," "anticipate," "expect," "estimate" or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

                               PLAN OF OPERATION

Our plan of operation for the 12 months following the date of this prospectus is to market and promote or web site, gerpokerrakebacks.com, by engaging a firm of Search Engine Optimizers to implement a SOE strategy. In addition, we intend to improve our web site for content and links relating to topics and sites that would be of interest to online poker players.

Over the next 12 months, we anticipate spending approximately $20,000 on professional fees and administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, $25,000 on a SOE strategy and $5,000 on expenses improving our web site. Total expenditures over the next 12 months are expected to be approximately $50,000.

While we have sufficient funds on hand to cover expenses relating to professional fees and administration expenses, our cash reserves are not sufficient to meet our obligations for the next 12-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our President, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our president to meet our obligations over the next 12 months. We do not have any arrangements in place for any future equity financing.

If we are unable to raise the required financing, we will be delayed in executing our business plan.

The independent registered accountants report to our audited financial statements for the period ended August 31, 2006 included in this prospectus indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report include that we currently have no source of revenue and are in need of obtaining adequate financing. For these and other related reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern. See "Risk Factors."

RESULTS OF OPERATIONS FOR PERIOD ENDING AUGUST 31, 2006

We did not earn any revenues during the period from our inception on June 5, 2006 to August 31, 2006. We incurred operating expenses in the amount of $5,547 for the period from our inception on June 5, 2006 to August 31, 2006. These operating expenses were comprised of general and administration expenses of $1,047, web site development fees of $1,000 and legal expenses of $3,500.

As at August 31, 2006, we had cash of $22,953 and working capital of $19,453. We are in need of additional funding in the near future to implement our business plan.

Our anticipated expenses during the first 12 months of operations are expected principally to consist of marketing expenses and professional fees. A summary of principal expenses are:

                             First 12 months
-------------------------------------------------
 Marketing and promotion     $       30,000
 Office costs                         5,000
 Consulting/professional             15,000
                            -----------------
 Total                       $       50,000
-------------------------------------------------

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in "Liquidity" below.

We believe that the perception that many people have of a public company make it more likely that they will accept securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity or whether we will even seek to utilize our securities as consideration for indebtedness. Additionally, issuance of shares would necessarily dilute the percentage of ownership interest of our stockholders.

LIQUIDITY

We will pay all costs relating to this offering estimated at approximately $13,511. This amount will be paid as and when necessary and required or otherwise accrued on our books and records until we are able to pay the full amount due either from revenues, the sale of our common stock or loans from our president. . At present we do not have any arrangements in place for any future equity financing. Our President is prepared to provide us with short-term loans, although no such arrangement has been made.

We do not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to undertake our operations at our current level because we do not have a capital intensive business plan and our only employee has agreed to work without compensation until we have achieved a meaningful level of revenue. Private capital, if sought, will be sought from from private and institutional investors. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we will use shares to compensate employees/consultants and independent contractors wherever possible.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal, and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $20,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use non-cash means of settling obligations and compensate certain independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts.

There are no current plans to seek private investment. We do not have any current plans to raise funds through the sale of securities. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate certain persons and/or firms providing services to us or with whom we do business, although there can be no assurances that we will be successful in any of those efforts.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures" ("SFAS No. 157"). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning August 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

SEASONALITY

To date, we have not noted seasonality as a major impact on our business.


                            DESCRIPTION OF PROPERTY

We do not have ownership or leasehold interest in any property, other than the following domain names, getpokerrakebacks.com, getpokerrakeback.com, bestpokerrake.com. Our office is located at 1805-1288 West Cordova Street, Vancouver, British Columbia, Canada. It's approximately 120 square feet in size. It contains office furniture and equipment sufficient to administer our current business. Our President, Mr. Steven Goertz, donates this office space to us.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

 * Any of our directors or officers;
 * Any person proposed as a nominee for election as a director;
 * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
 * Any of our promoters;
 * Any relative or spouse of any of the foregoing persons who has the same house as such person.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be quoted on the OTCBB or, if quoted, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

      (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

      (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the securities laws;

      (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

      (d) contains a toll-free telephone number for inquiries on disciplinary actions;

      (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

      (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

      (a)    bid and offer quotations for the penny stock;

      (b) the compensation of the broker-dealer and its salesperson in the transaction;

      (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

      (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 31 stockholders of record.

RULE 144 SHARES

A total of 2,500,000 shares of our common stock will become available for resale to the public after July 1, 2007, subject to the volume and trading limitations of Rule 144, as promulgated under the Securities Act of 1933. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 46,250, shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,500,000 shares described above.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

Mr. Steven Goertz has received no compensation for his services to us to date. We have not granted any stock options to Mr. Goertz to date. There are no stock option, retirement, pension, or profit sharing plans for the benefit of Mr. Goertz. In addition, we have not entered into any employment or consulting agreements with Mr. Goertz. We have not compensated and have no arrangements to compensate Mr. Goertz for his services to us.

                              GETPOKERRAKEBACK.COM

                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                AUGUST 31, 2006

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
getpokerrakeback.com
(a development stage company)
Vancouver, British Columbia, Canada

We have audited the accompanying balance sheet of getpokerrakeback.com (the "Company") as of August 31, 2006, and the related statements of operations,
stockholders'  equity, and  cash  flows  for  the  period   from  June  5,  2006
(Inception) through August 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2006, and the results of its operations and its cash flows for the period from June 5, 2006 (Inception) through August 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred losses through August 31, 2006 totaling $5,547. The Company will require additional working capital to develop its business until getpokerrakeback.com either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.


LBB & Associates Ltd., LLP
Houston, Texas

November 30, 2006

                              GETPOKERRAKEBACK.COM
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                                AUGUST 31, 2006




 ASSETS
   Cash                                                           $    22,953
								  -----------
      Total current assets                                             22,953
								  -----------
   Total assets                                                   $    22,953
								  ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
   Accounts payable and accrued liabilities                       $     3,500
								  -----------
       Total current liabilities                                        3,500
								  -----------
   Total liabilities                                                    3,500
								  -----------

 STOCKHOLDERS' EQUITY
 Common stock, $0.001 par value, 75,000,000 shares authorized,
     4,625,000 share issued and outstanding                             4,625
 Additional paid-in capital                                            20,375
 Deficit accumulated during the development stage                      (5,547)
								  -----------
 Total stockholders' equity                                            19,453
								  -----------
 Total liabilities and stockholders' equity                       $    22,953
								  ===========











   The accompanying notes are an integral part of these financial statements

                              GETPOKERRAKEBACK.COM
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF OPERATIONS
          PERIOD FROM JUNE 5, 2006 (INCEPTION) THROUGH AUGUST 31, 2006




                                                         INCEPTION THROUGH
                                                          AUGUST 31, 2006
							 _________________
 Expenses:
  Legal fees                                           $     3,500
    General and administration expenses                      1,047
    Website development                                      1,000
						       -----------
 Net loss                                              $    (5,547)
						       ===========
 Basic and diluted loss per share                      $     (0.00)
						       ===========
 Weighted average number of shares outstanding           2,739,943
						       ===========




















   The accompanying notes are an integral part of these financial statements.

                              GETPOKERRAKEBACK.COM
                         (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
          PERIOD FROM JUNE 5, 2006 (INCEPTION) THROUGH AUGUST 31, 2006



                                                                                                        C>


                                        Common stock
                                                        Additional   Deficit accumulated
                              Shares          Amount     paid-in     during the
                                                         capital     development stage         Total
			_____________________________________________________________________________________
Issuance of common
stock for cash to founders    3,750,000    $   3,750   $   3,750      $         -              $    7,500


Issuance of common
stock for cash                  875,000          875      16,625                -                  17,500


Net loss                              -            -           -          (5,547)                  (5,547)
			     -----------    -----------	 -----------   -----------	       -----------
Balance, August 31, 2006      4,625,000     $  4,625     $20,375       $  (5,547)              $   19,453
                   	     ===========    ===========	 ===========   ===========	       ===========























   The accompanying notes are an integral part of these financial statements.

                              GETPOKERRAKEBACK.COM
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF CASH FLOWS
          PERIOD FROM JUNE 5, 2006 (INCEPTION) THROUGH AUGUST 31, 2006


                                                                 INCEPTION
                                                                  THROUGH
                                                              AUGUST 31, 2006
							     _________________
 CASH FLOWS USED IN OPERATING ACTIVITIES
  Net loss                                                    $    (5,547)
  Adjustments to reconcile net loss to
    cash used in operating activities:

 Net change in:
 Account payables and accrued liabilities                           3,500
							      -----------
 NET CASH USED IN OPERATING ACTIVITIES                             (2,047)
							      -----------
 CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from issuance of common stock                           25,000
							      -----------
 NET CASH PROVIDED BY FINANCING ACTIVITIES                         25,000
							      -----------
 NET INCREASE IN CASH                                              22,953

 CASH, BEGINNING                                                        -
							      -----------
 CASH, ENDING                                                 $    22,953
							      ===========
 Supplemental disclosures with respect to cash flows:
      Interest paid                                           $         -
      Income taxes paid                                       $         -








   The accompanying notes are an integral part of these financial statements.

                             GETPOKERRAKEBACK.COM
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                AUGUST 31, 2006

NOTE 1 - NATURE AND CONTINUANCE OF OPERATIONS

Getpokerrakeback.com (the "Company") is in the initial development stage and has incurred losses since inception totalling $5,547. The company was incorporated on June 5, 2006 in the State of Nevada. The Company commenced business by developing and launching its web site getpokerrakeback.com on which it offer "rake backs" to online poker players. Rake backs are a poker loyalty program that rewards players for playing online poker at a specific online poker room. Online poker rooms generate revenue by retaining a percentage of the total amount waged on each hand of poker which is called the pot. Online poker rooms retain a percentage of the pot, which is called the rake. With rake backs a portion of the rake is returned to a player. While a handful of online poker rooms pay rake back directly to players, the majority of rake backs are paid to web sites affiliated with online poker rooms. The Company's web site, getpokerrakebacks.com, is such an affiliated site and has rake back agreements with online poker rooms.

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America with the on-going assumption applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a history of losses and the continued operations of the Company and the recoverability of the carrying value of its assets is dependent upon the ability of the Company to establish profitable operations. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of assets carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty. The Company has sustained net losses of $5,547 from operations since its inception to June 5, 2006. On August 31, 2006, the Company had working capital of $19,453. The Company's ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations and to obtain additional funding through public or private equity financing, collaborative or other arrangements with corporate sources and related party advances. Management is seeking to generate revenues through continued marketing of the Company's web site; however, additional funding will be required. Management is working to obtain sufficient working capital from external sources in order to continue operations, as well as further developing the business model to increase travel service revenues. There is, however, no assurance that the aforementioned events, including the receipt of additional funding, will occur or be successful.



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The accompanying financial statements are presented in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses for the periods that the financial statements are prepared. Actual amounts could differ from these estimates.

INCOME TAXES
The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes", whereby deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize the future benefit, or if the future deductibility is uncertain.

FOREIGN CURRENCY TRANSACTIONS
The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation", monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date. Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders' equity accounts and certain other non-monetary assets and liabilities are translated by using historical exchange rates. Resulting re-measurement gains or losses are reported as a component of other comprehensive income.
LOSS PER SHARE
The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants, using the treasury method, and preferred stock, using the if-converted method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

STOCK-BASED COMPENSATION
The Company has not adopted a stock option plan and has not granted stock options to date. Accordingly, no stock-based compensation has been recorded to date.

RECENT ACCOUNTING PRONOUNCEMENT
In May 2005, the FASB issued SFAS No. 154, "Accounting for Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3". Under the provisions of SFAS No. 154, a voluntary change in accounting principle requires retrospective application to prior period financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. A change in depreciation, amortization, or depletion method for long-lived, non-financial assets must be accounted for as a change in accounting estimate affected by a change in accounting principle. The guidance contained in APB No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate was not changed. The Company will implement this new standard beginning January 1, 2006. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the
Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No.

155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.


NOTE 3 - GOING CONCERN

GetPokerRakeBack.com's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. GetPokerRakeBack.com has incurred net losses of $5,547 for the period ended August 31, 2006. This condition raises substantial doubt about getpokerrakeback.com 's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

GetPokerRakeBack.com  is  working to secure additional  financing  to  fund  its
development  activities  and   to  meet  its  obligations  and  working  capital
requirements over the next twelve months.

There are no assurances that getpokerrakeback.com will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support getpokerrakeback.com 's working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, getpokerrakeback.com will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to getpokerrakeback.com. If adequate working capital is not available getpokerrakeback.com may be required to curtail its operations.


NOTE 4 - CAPITAL STOCK

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.
During the period ended August 31, 2006, the Company issued 3,750,000 shares of common stock in the Company at $0.002 per share with proceeds to the Company of $7,500.

During the period ended August 31, 2006, the Company issued 875,000 shares of common stock in the Company at $0.02 per share with proceeds to the Company of $17,500.

STOCK OPTIONS
As of August 31, 2005, the Company has not granted any stock options and has not recorded any stock-based compensation.

The Company does not have a formal stock option plan, however, options may be granted with terms and conditions at the discretion of the Company's board of directors.


NOTE 5 - INCOME TAXES

As of August 31, 2006, the Company had net operating loss carry forwards of approximately $5,500 that may be available to reduce future years' taxable income and will expire commencing in 2024. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a full valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

The provision for refundable Federal income tax consists of the following for the period from inception through August 31, 2006:


 Refundable Federal income tax attributable to:
 Current operations                              $    2,000
 Less, change in valuation allowance                 (2,000)
						 -----------
 Net refundable amount                           $        -
						 ===========
The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                      		  August 31,
                                      		     2006
                                    		_______________
 Deferred tax asset attributable to:
 Net operating loss carryover         		$    2,000
 Less, valuation allowance               	    (2,000)
						-----------
 Net deferred tax asset               		$        -
						===========

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.


                             AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

Until 90 days after the date this registration statement is declared effective, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, a corporation may indemnify a director or officer for expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement in connection with certain actions unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation permit indemnification to the fullest extent permitted under Nevada law. Excepted from a director's or officer's ability to receive indemnification are:

 (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

 (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

 (3) a transaction from which the director derived an improper personal profit; and

 (4) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

       (1)    such indemnification is expressly required to be made by law;

       (2)    the proceeding was authorized by our Board of Directors;

       (3)    such indemnification is provided by us, in our sole discretion,
              pursuant to the powers   vested us under Nevada law; or

       (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$     11.37
Transfer Agent Fees                              	$  1,000.00
Accounting fees and expenses                     	$  6,000.00
Legal fees and expenses                          	$  5,000.00
Edgar filing fees                                	$  1,500.00

                                                 	-------------
Total                                            	$ 13,511.37
                                                 	=============

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We issued 2,500,000 shares of common stock on June 30, 2006 to Mr. Steven Goertz (Reg S) our sole director. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") at a price of $0.002 per share, for total proceeds of $5,000. The 2,500,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed an offering of 1,250,000 shares of our common stock at a price of $0.002 per share to a total of 5 purchasers on July 15, 2006. The total amount we received from this offering was $2,500. We completed an offering of 875,000 shares of our common stock at a price of $0.02 per share to a total of 25 purchasers on July 30, 2006. The total amount we received from this offering was $12,500. We completed these offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that they were a non-US person as defined in Regulation S. We did not engage in distribution of these offerings in the United States. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

ITEM 27. EXHIBITS

Exhibit
Number           Description

  3.1      Articles of Incorporation, as amended
  3.2      Bylaws
  5.1      Legal opinion to be provided prior to effective date
 23.1      Consent of LBB & Associates Ltd., LLP, Certified Public Accountants


ITEM 28 UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision of the certificate of incorporation, bylaws, contract arrangements, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

      (1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

       (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) Include any additional or changed material information on the plan of distribution;

      (2) For determining liability under the Securities Act of 1933, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

      (3) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining any liability under the Securities Act of 1933, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as part of this registration statement as of the time the Commission declared it effective.

      (5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on January 11, 2007.

                                   getpokerrakebacks.com.

                                   By: /s/ Steven Goertz
                                   ------------------------------
                                   Mr. Steven Goertz, President, Chief
                                   Executive Officer, Treasurer,
                                   Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE     	     CAPACITY IN WHICH SIGNED           DATE

/s/ Steven Goertz    President, Chief Executive  	January 11, 2007
--------------       Officer, Principal Accounting
Mr. Steven Goertz    Officer, Treasurer
                     Secretary and Director